UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 22, 2021

TIGA ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39714	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 North Bridge Road #24-00, Raffles City Tower, Singapore	179101
(Address of principal executive offices)	(Zip Code)

+65 6338-2132
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	TINV.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	TINV	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TINV WS	The New York Stock Exchange

☒
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Tiga Acquisition Corp. (the “Company”) has re-evaluated the Company’s application of ASC 480-10-S99-3A to its accounting classification of the redeemable Class A ordinary shares, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “Initial Public Offering”) on November 27, 2020. Historically, a portion of the Public Shares were classified as permanent equity to maintain shareholders’ equity greater than $5,000,000 on the basis that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in the Company’s amended and restated memorandum and articles of association (the “Charter”).

Following the filing of the Original Quarterly Report, the Company’s management, together with the audit committee of the board of directors (the “Audit Committee”) of the Company, in consultation with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm, re-evaluated whether the reclassification adjustment related to temporary equity and permanent equity should be restated as of the Initial Public Offering date and the next subsequent reporting periods. Pursuant to such re-evaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of all of the Public Shares as temporary equity regardless of the net tangible assets redemption limitation contained in the Charter.  Following such re-evaluation, the Company’s management, together with the Audit Committee determined that the Company’s financial statements and other financial data (i) as audited as of November 27, 2020 (as previously revised), (ii) as audited as of and for the year ended December 31, 2020 (as previously revised), (iii) as unaudited interim financial statements as of and for the three months ended March 31, 2021, and (iv) as unaudited interim financial statements as of and for the three and six months ended June 30, 2021 (collectively, the “Affected Periods”) should be restated to report all Public Shares as temporary equity and should no longer be relied upon.

Following the filing of this Form 8-K, the Company intends to file its amended Form 10-Q and amended Form 10-K that will include restated financial statements as of and for the Affected Periods, with the restatements expected to result in a change in the initial carrying value of the Class A ordinary shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available) and earnings per share, due to a change in presentation relating to the restatements. As of the date hereof, management expects no impact to the Company’s cash position and cash held in the trust account established in connection with the Initial Public Offering or reported amounts for total assets, total liabilities, cash flows and net income (loss). For a full description of the Company’s shares and the redemption features, please refer to the Company’s final prospectus filed in connection with its Initial Public Offering (the “Final Prospectus”).

The Company’s management have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, WithumSmith+Brown, PC.

In connection with the restatement, the Company’s management reassessed the effectiveness of its disclosure controls and procedures for the Affected Periods. As a result of that reassessment, the Company’s has concluded that a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. Management plans to enhance the system of evaluating and implementing the accounting standards that apply to our financial statements, including enhanced training of our personnel and increased communication among our personnel and third-party professionals with whom we consult regarding application of complex financial instruments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tiga Acquisition Corp.

Date: December 23, 2021	By:	/s/ Diana Luo
		Name:	Diana Luo
		Title:	Chief Financial Officer